UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

         On December 22, 2005, Pennsylvania Real Estate Investment Trust (the “Company”) entered into a Unit Purchase Agreement (the “Agreement”) with Crown American Properties, L.P., an entity controlled by Mark Pasquerilla, a trustee of the Company. Under the Agreement, the Company purchased 339,300 units of limited partnership interest in its operating partnership from Crown American Properties at $36.375 per unit, a 3% discount from the closing price of the Company’s common shares on December 19, 2005 of $37.50. The aggregate amount paid by the Company for the units was $12,342,037.50. The terms of the Agreement were negotiated between the Company and Crown American Properties, L.P. These terms were determined without reference to the provisions of the partnership agreement of the Company’s operating partnership, which generally permit holders of units to redeem their units for cash based on the ten day average closing price of the Company’s common shares, or, at the Company’s election, for a like number of common shares of the Company.

         As a component of this agreement, Crown American Properties and its affiliates, including Mark Pasquerilla, agreed to a standard lockup from selling or transferring securities of the Company or the Company’s operating partnership for a period of approximately 135 days. The end date of the lockup coincides with the end of the customary blackout period applicable to the Company’s trustees and officers following the announcement of the Company’s financial results for the first quarter of 2006.

         The transaction was approved by the Company’s Board of Trustees. The Board authorized this transaction separate and apart from the Company’s previously-announced program to repurchase up to $100 million of common shares through the end of 2007.

Item 8.01      Other Events

         Under the Company’s program to repurchase up to $100 million of common shares through the end of 2007, from the inception of the program through December 22, 2005, the Company has repurchased 218,700 shares at an average price of $38.18, or an aggregate purchase price of approximately $8.35 million.

Item 9.01      Financial Statements and Exhibits

         (c) Exhibits

         10.1      Unit Purchase Agreement dated December 22, 2005 by and between Pennsylvania Real Estate Investment Trust and Crown American Properties, L.P.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 22, 2005	By:	/s/ Jonathan B. Weller
Jonathan B. Weller
Vice Chairman

EXHIBIT INDEX

         10.1      Unit Purchase Agreement dated December 22, 2005 by and between Pennsylvania Real Estate Investment Trust and Crown American Properties, L.P.